Exhibit 4.3

NTN BUZZTIME INC.

WARRANT

[_________], 2009

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED WITH THE SEC UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION AFFORDED BY THE SECURITIES ACT AND/OR RULES PROMULGATED BY THE SEC PURSUANT THERETO. NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED OR QUALIFIED (AS THE CASE MAY BE) UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES (THE "BLUE SKY LAWS"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION (AS THE CASE MAY BE) AFFORDED UNDER SUCH SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR THE HOLDER'S OWN ACCOUNT FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW FOR RESALE OR DISTRIBUTION.

This Warrant is being issued in connection with that certain Asset Purchase Agreement (the "Purchase Agreement") of even date herewith by and between NTN Buzztime, Inc., a Delaware corporation ("Company") and iSports Inc., a California corporation ("Holder"), pursuant to which Company is acquiring from Holder certain assets, and is assuming certain liabilities, related to the business of Holder.

THIS CERTIFIES THAT, for value received, Holder is entitled, subject to the terms and conditions of this Warrant, at any time following the Effective Date and before 5:30 P.M. San Diego, California time on the Expiration Date, to purchase from Company, __________________________________ shares of Common Stock (such shares and all other shares issued or issuable pursuant to this Warrant referred to hereinafter as "Warrant Shares") at a price of _________________________ per share (the "Exercise Price").

1.   Definitions: As used in this Warrant, the following terms shall have the following respective meanings:

"Common Stock" means the common stock, $0.005 par value, of the Company.

"Effective Date" means the date hereof.

"Expiration Date" means the eight year anniversary of the Effective Date.

"Fair Market Value" of a share of Common Stock as of a particular date means:

(a)
If the Common Stock is then listed or quoted on a Trading Market, the Fair Market Value shall be deemed to be the average of the closing price of the Common Stock on such Trading Market over the ten (10) Trading Days ending on the Trading Day immediately prior to the applicable date of valuation;

(b)
If the Common Stock is not then quoted or listed on a Trading Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; and

(c)
If the Common Stock is not then quoted or listed on a Trading Market and if prices for the Common Stock are not then reported in the "Pink Sheets," the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder.  Fees and expenses of the valuation firms shall be paid equally by the Company and the Holder.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity, including any governmental authority or political subdivision thereof.

"SEC" means the United States Securities and Exchange Commission.

"Trading Day" means a day on which the NYSE Amex is open for trading.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

"Transfer" means any sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition, voluntarily or involuntarily, by operation of law, with or without consideration, or otherwise (including by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process).

"Warrant" means this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

2.   Exercise.

2.1   Payment.  Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, from and after the Effective Date and on or before the Expiration Date by delivery of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, to the Company at its then principal office, and as soon as practicable after such date, surrendering:

(a)	this Warrant at the principal office of the Company, and

(b)
payment in cash, by check or by wire transfer of an amount equal to the product obtained by multiplying the number of shares of Warrant Shares being purchased upon such exercise by the then effective Exercise Price.

2.2   Cashless Exercise.  In lieu of the payment methods set forth in Section 2.1(b) above, this Warrant may also be exercised, in whole or in part at any time or from time to time, from and after the Effective Date and on or before the Expiration Date, by means of a "cashless exercise" in which Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the Fair Market Value of one share of Common Stock on the Trading Day immediately preceding the date of such election
(B)	=	the Exercise Price of one share of Warrant Shares (as adjusted to the date of such calculation)
(X)	=	the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

If the Holder elects to exchange this Warrant as provided in this Section 2.2, the Holder shall tender the Warrant for the amount being exchanged, along with the Notice of Exercise, duly executed by the Holder, to the Company at its then principal office, and the Company shall issue to the Holder the number of shares of the Warrant Shares computed using the formula above.

2.3   Stock Certificates; Fractional Shares.  As soon as practicable on or after any date of exercise of this Warrant pursuant to this Section 2, the Company shall issue and deliver to Holder a certificate or certificates for the number of whole shares of Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Warrant Shares as of the date of exercise of this Warrant.  No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

2.4   Partial Exercise; Effective Date of Exercise.  In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Warrant Shares purchasable hereunder.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above.  Holder shall be treated for all purposes as the holder of record of the Warrant Shares to which it is entitled upon exercise of this Warrant as of the close of business on the date the Holder is deemed to have exercised this Warrant.

2.5   Exercise Price Adjustment.  The Exercise Price in effect at any time and the number of Warrant Shares purchased upon the exercise of this Warrant shall be subject to adjustment from time to time only upon the happening of the following events:

(a)   Stock Dividend, Subdivision and Combination. In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)   Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2.5, the number of Warrant Shares issuable upon the exercise at the adjusted Exercise Price of this Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c)   Notice of Adjustment. Whenever the Exercise Price shall be adjusted as provided in this Section 2.5, the Company shall provide notice of such adjustment to the holder of this Warrant together with a statement, certified by the chief financial officer of the Company, showing in detail the facts requiring such adjustment and the Exercise Price that shall be in effect after such adjustment.  Notwithstanding anything to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require a change in the Exercise Price of at least one cent ($0.01); provided, however, that any adjustments which by reason of this Section 2.5(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

3.   Valid Issuance; Taxes.  All shares of Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable; provided that Holder shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.  The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Warrant Shares in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's satisfaction that no tax or other charge is due.

4.   Loss or Mutilation.  Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

5.   Reservation of Warrant Shares.  The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time as necessary, will take all steps necessary to amend its certificate of incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.  All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.  Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Shares upon the exercise of this Warrant.

6.   Restrictions On Transfer.  The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), covering the disposition or sale of this Warrant or the Warrant Shares, as the case may be, and registration or qualification under applicable state securities laws, such Holder shall not Transfer any or all of this Warrant or Warrant Shares, as the case may be, unless the Company has received a written opinion of counsel, in form and substance satisfactory to the Company, that no such registration is required and that the transfer will not otherwise violate the Securities Act, the Securities Exchange Act of 1934, or applicable state securities laws.

7.   Notice.  All notices and other communications from the Company to the Holder shall be sent to the Holder at the address for such Holder set forth on the Company's books and records.

8.   Headings; Section Reference.  The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.  All Section references herein are references to Sections of this Warrant unless specified otherwise.

9.   Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws provisions.  The parties agree that the California Superior Court located in the County of San Diego, State of California shall have exclusive jurisdiction in connection with any dispute concerning or arising out of this Warrant, or otherwise relating to the parties relationship.  In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Warrant and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney's fees and disbursements) in addition to any other relief to which such party may be entitled.

10.   Severability.  If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.   Counterparts.  For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

12.   Saturdays, Sundays and Holidays.  If the Expiration Date falls on any day that is not a Trading Day, the Expiration Date shall automatically be extended until 5:30 P.M. the next Trading Day.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned duly authorized representative of the Company has executed this Warrant as of the day and date first written above.

NTN Buzztime, Inc. By:___________________________ Agreed and Accepted: Holder: iSports Inc., a California corporation /s/ Nicholas Glassman Nicholas Glassman Chief Executive Officer

EXHIBIT 1

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

TO:  NTN BUZZTIME, INC.

1.
The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. If said number of Warrant Shares shall not be all the Warrant Shares purchasable under the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

2.	Payment shall take the form of (check applicable box):

[   ] in lawful money of the United States; or

[  ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2.2, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2.2.

Date:__________________________	iSports Inc., a California corporation

__________________________________
By:
Its: